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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549




                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                   Securities and Exchange Act of 1934


    Date of Report (date of earliest event reported): October 8, 1997



                       ProMedCo Management Company
         (Exact name of Registrant as specified in its charter)


    Delaware                      0-21373                   75-2529809
    (State of              (Commission File No.)           (IRS Employer
 Incorporation)                                         Identification No.)


                      801 Cherry Street, Suite 1450
                         Fort Worth, Texas 76102
      (Address of principal executive offices, including zip code)


                              (817)335-5035
          (Registrant's telephone number, including area code)





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Item 2.  Acquisition or Disposition of Assets

     On October 8, 1997, ProMedCo Management Company ("ProMedCo" or the "Company"), a Delaware corporation, through its wholly owned subsidiary, ProMedCo of Sarasota, Inc., ("ProMedCo-Sarasota") acquired all of the outstanding stock of IMG, Inc., a Florida corporation ("IMG") formerly known as Intercoastal Medical Group, Inc. Concurrent with the acquisition, ProMedCo-Sarasota, entered into a long-term service agreement (the "Service Agreement") with Intercoastal Medical Group, Inc. ("Intercoastal"), a newly formed Florida corporation. Intercoastal, the largest physician group practice in Sarasota, Florida, consists of 24 physicians and two physician extenders at six sites. The total consideration for the transaction was approximately $14.4 million, which consisted of a combination of cash and deferred cash payments and the assumption of certain liabilities. The consideration was determined through arm's length negotiations between the representatives of ProMedCo and IMG. The factors considered in determining the purchase price included information with respect to the financial condition, assets, liabilities, businesses and operations of each entity on both a historical and prospective basis. The cash portion of the purchase price was funded with a combination of proceeds from the March 1997 public offering of the Company's Common Stock and borrowings from the Company's revolving credit facility.

     Assets acquired will be used by ProMedCo-Sarasota to provide administrative and medical support services to Intercoastal pursuant to the terms of the Service Agreement.

Item 7.  Financial Statements and Exhibits

      Financial Statements

     (a) It is impractical to provide the required financial statements at this time. The required financial statements will be filed as an amendment to this report as soon as practical in accordance with Item 7(a)(4) of Form 8-K.


         (b) It is impractical to provide the required pro forma financial information at this time. The required pro forma financial information will be filed as an amendment to this report as soon as practical in accordance with
Item 7(a)(4) of Form 8-K.

         Exhibits

         (c) Stock Purchase Agreement as of October 8, 1997 by and between ProMedCo Management Company, ProMedCo of Sarasota, Inc., IMG, Inc. (formerly known as Intercoastal Medical Group, Inc.), and Intercoastal Medical Group, Inc. Service Agreement by and between ProMedCo of Sarasota and Intercoastal Medical Group, Inc., effective August 1, 1997.




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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         ProMedCo Management Company




                                          By: /s/ H. Wayne Posey
                                                H. Wayne Posey
                                      President and Chief Executive Officer


Date:  October 23, 1997


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